Exhibit 99.1

Eagle Bulk Shipping Inc. Announces Pricing of $100 Million Convertible Senior Notes Due 2024
Stamford, Connecticut, July 25, 2019 ⸻ Eagle Bulk Shipping Inc. (the “Company”) (Nasdaq: EGLE) announces today the pricing of $100 million aggregate principal amount (or up to an aggregate of $115 million aggregate principal amount if the initial purchasers of such offering exercise their option to acquire additional Notes in full) of its 5.00% Convertible Senior Notes due 2024 (the “Notes”), in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in offshore transactions outside of the United States in reliance on Regulation S under the Securities Act. As part of this offering, investment funds managed by Oaktree Capital Management L.P. and GoldenTree Asset Management LP, our two largest shareholders, or their affiliates, have agreed to acquire approximately $45.5 million and $23.6 million aggregate principal amount of the Company’s Notes, respectively. The offering is expected to close on July 29, 2019, subject to the satisfaction of certain customary closing conditions.

The conversion rate for the Notes will initially equal 178.1737 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $5.61 per share of common stock, and is subject to adjustment. The initial conversion price represents a premium of approximately 25.0% over the closing sale price of our common stock on the Nasdaq Global Select Market on July 24, 2019.

The Notes will be general, unsecured senior obligations of the Company, bear interest at a rate of 5.00% per annum, pay interest semi-annually in arrears on February 1 and August 1 of each year (beginning on February 1, 2020), mature on August 1, 2024 (unless earlier redeemed, repurchased or converted), and may be converted, in whole or in part, at the holder’s option, into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election.

The Company intends to use the net proceeds from the offering to fund a portion of the aggregate purchase price of six identified modern high-specification Ultramax vessels (the “Acquisition Vessels”) and for general corporate purposes, including working capital.

Closing of the purchase of the Acquisition Vessels is subject to customary conditions. Certain events may arise which could result in the Company not taking delivery of any of the Acquisition Vessels, including without limitations a total loss of a vessel, a constructive total loss of a vessel, or substantial damage to a vessel prior to its delivery.

Concurrently with the private offering of the Notes and by means of a prospectus supplement and accompanying prospectus, up to 3,582,880 shares (as compared to 8,000,000 shares as previously announced) of the Company’s common stock will be offered by selling shareholders, who will borrow such shares through a lending arrangement with one of the initial purchasers of the Notes, which is borrowing the shares from one of the Company’s shareholders. The Company has agreed to file promptly after the date of the original issuance of the Notes, and seek to have declared effective no later than 90 days after the date of the original issuance of the Notes, a registration statement with respect to up to 3,582,880 shares of common stock, which shares may be loaned to one of the initial purchasers of the Notes in order to replace the share loans provided by the lending shareholder. The Company can provide no assurances that it will be able to the successfully effect such share loan replacement or successfully register such replacement shares. If the Company does not fulfill certain conditions in connection with such share loan replacement, it may be obligated to pay special interest on the Notes. If the Company is obligated to pay special interest on the Notes it may, on or after October 27, 2019 and prior to July 29, 2020, at its option, redeem for cash all (but not less than all) of the notes at a redemption price equal to 101% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date, plus a premium.

The selling shareholders may, in order to establish short positions in the shares, sell the initial borrowed shares or the replacement shares at various prices from time to time through one of the initial purchasers of the Notes, which may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or from purchasers of initial borrowed shares for whom it may act as agent.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any underlying shares of the Company’s common stock, nor shall there be any sale of the Notes in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful. Any offer of the Notes will be made only by means of a private offering memorandum.

The Notes and the shares of common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold absent registration or an applicable exemption from registration requirements under the Securities Act and applicable state securities laws.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. (“Eagle” or the “Company”) is a US-based fully integrated shipowner-operator providing global transportation solutions to a diverse group of customers including miners, producers, traders, and end users. Headquartered in Stamford, Connecticut, with offices in Singapore and Hamburg, Eagle focuses exclusively on the versatile mid-size drybulk vessel segment and owns one of the largest fleets of Supramax/Ultramax vessels in the world. The Company performs all management services in-house (including: strategic, commercial, operational, technical, and administrative) and employs an active management approach to fleet trading with the objective of optimizing revenue performance and maximizing earnings on a risk-managed basis. For further information, please visit our website: www.eagleships.com.

Forward-Looking Statements
Matters discussed in this release may constitute forward-looking statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in vessel operating expenses, including drydocking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements, charter contracts, and other agreements on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Contacts

Company Contact:
Frank De Costanzo
Chief Financial Officer
Eagle Bulk Shipping Inc.
Tel.: +1 (203) 276-8100
Email: investor@eagleships.com

Media Contact:
Rose & Company
Tel.: + (212) 359-2228